Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-201321 of our report dated October 10, 2014 relating to the consolidated financial statements and consolidated financial statement schedule of Inovalon Holdings, Inc. and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

McLean, Virginia

January 12, 2015